Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal 2022 Financial Results
Delivers Adjusted ARR growth of 35% year-over-year

WALTHAM, Mass, May 18, 2022 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the fourth quarter and full year fiscal 2022 ended March 31, 2022. Dynatrace also announced today that Kevin Burns, its Chief Financial Officer, will be leaving at the end of calendar year 2022. Dynatrace has initiated a search for a new CFO, and Mr. Burns will work to ensure a smooth transition of his duties once a new CFO is appointed.

“Dynatrace delivered an extremely strong fourth quarter, closing out fiscal 2022 with 35% Adjusted ARR growth for the second straight year,” said Rick McConnell, Chief Executive Officer. “I am proud of the Dynatrace team for having now crossed the $1 billion dollar threshold in annualized revenue during the quarter, all while delivering strong profitability and free cash flow. Digital transformation and cloud migration trends continue to grow at a rapid pace and serve as the foundation for significant future growth. The combination of our material ongoing innovation coupled with expanding routes to market with key partnerships provides Dynatrace with strong momentum to capture the sizable market opportunity ahead of us.”

All growth rates are compared to the fourth quarter and full year of fiscal 2021 unless otherwise noted.

Fourth Quarter Fiscal 2022 Financial Highlights:
•Total ARR of $995 million, Adjusted ARR growth of 35% year-over-year
•Total Revenue of $253 million, up 31% on a constant currency basis
•Subscription Revenue of $235 million, up 31% on a constant currency basis
•GAAP Operating Income of $18 million and Non-GAAP Operating Income of $58 million
•GAAP EPS of $0.00 and non-GAAP EPS of $0.17, on a dilutive basis

Full Year Fiscal 2022 Financial Highlights:
•Total Revenue of $929 million, up 32% on a constant currency basis
•Subscription Revenue of $870 million, 32% on a constant currency basis
•GAAP Operating Income of $81 million and Non-GAAP Operating Income of $234 million
•GAAP EPS of $0.18 and non-GAAP EPS of $0.68, on a dilutive basis
•Unlevered Free Cash Flow of $234 million, or 25% of revenue

Business Highlights:
•Platform innovation: Delivered general availability of the Dynatrace® platform as native SaaS on Microsoft Azure and Google Cloud Platform in addition to existing availability through Amazon Web Services. Enhanced the Dynatrace® Application Security Module with real-time attack blocking capabilities. Enabled development teams to bring higher quality, more secure code to market faster by making Dynatrace observability, application security, and advanced AIOps capabilities available as code.

•Go-to-market momentum: Grew new logos by 21% in fiscal 2022, adding 205 new logos to the Dynatrace® platform in the fourth quarter, for a total of 706 new logos added this year. Sustained a net expansion rate at or above 120% for the sixteenth consecutive quarter.

•Partnership expansion: New ARR transacted through hyperscaler partnerships, including AWS, Google, Microsoft, more than tripled compared to the same period last year. Deloitte selected the Dynatrace platform to power its expanded observability practice (announced today). Enhanced Dynatrace Partner Program with new DevSecOps Automation Partner Program, enabling partners to extend the value of their solutions through seamless integrations with the Dynatrace® platform and providing DevSecOps teams with easy access to the industry’s leading solutions.

Executive Leadership Update
"On behalf of the entire Dynatrace team, I’d like to thank Kevin for his many contributions since joining the company in 2016,” said Rick McConnell, Chief Executive Officer. “He has played an integral role in positioning Dynatrace for long term success, including the transformation of our business model and successful IPO. We are fortunate to have a strong and deep finance team, and we are intent on the successful recruitment of a world-class CFO. I very much appreciate Kevin’s commitment to a smooth transition over the coming months.”

"The past six years at Dynatrace have been an incredible experience. It has been a privilege to work alongside this very talented group of people to grow this company into a billion-dollar business," said Burns. "Heading into fiscal 2023, Dynatrace’s position in the market has never been stronger. I am very proud of Dynatrace’s accomplishments and believe it is well positioned to continue to deliver significant growth and profitability in the future."

Fourth Quarter 2022 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Key Operating Metric:
Annualized recurring revenue	$995,121	$774,090
Year-over-Year Increase	29%
Adjusted ARR Growth	35%

Revenue:
Total revenue	$252,585	$196,504
Year-over-Year Increase	29%

Total revenue - constant currency (*)	$257,911	$196,504
Year-over-Year Increase	31%

Subscription revenue	$234,974	$182,842
Year-over-Year Increase	29%

Subscription revenue - constant currency (*)	$239,937	$182,842
Year-over-Year Increase	31%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$57,656	$49,478
Non-GAAP operating margin (*)	23%	25%

Non-GAAP net income (*)	$48,287	$43,371

Non-GAAP net income per share - diluted	$0.17	$0.15

Non-GAAP shares outstanding - diluted	290,339	288,067

Unlevered Free Cash Flow (*)	$82,306	$85,602

Full Year 2022 Financial Highlights
(Unaudited – In thousands, except per share data)

	Year Ended March 31,
	2022	2021
Revenue:
Total revenue	$929,445	$703,509
Year-over-Year Increase	32%

Total revenue - constant currency (*)	$925,281	$703,509
Year-over-Year Increase	32%

Subscription revenue	$870,385	$655,180
Year-over-Year Increase	33%

Subscription revenue - constant currency (*)	$866,533	$655,180
Year-over-Year Increase	32%

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$233,766	$207,251
Non-GAAP operating margin (*)	25%	29%

Non-GAAP net income (*)	$197,502	$180,056

Non-GAAP net income per share - diluted	$0.68	$0.63

Non-GAAP shares outstanding - diluted	290,903	286,509

Unlevered Free Cash Flow (*)	$234,265	$237,055
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Our guidance is based on foreign exchange rates as of April 30, 2022. Since March 31, 2022, the U.S. dollar has continued to strengthen, which results in a sizeable foreign exchange ("FX") headwind. For fiscal 2023, we expect a total FX headwind to be approximately $20 million dollars on ARR and revenue.

In addition, on March 8, 2022, we announced that we suspended business in Russia and Belarus which results in a headwind of approximately $6 million dollars on ARR and revenue for fiscal 2023.

Growth rates for Adjusted ARR, Total revenue, and Subscription revenue are presented in constant currency in the table below to provide better visibility into the underlying growth of the business.

Based on information available, as of May 18, 2022, Dynatrace is issuing guidance for the first quarter fiscal 2023 and full year fiscal 2023 as follows:

All growth rates are compared to the first quarter and full year of fiscal 2022 unless otherwise noted.

(In millions, except per share data)	First Quarter Fiscal 2023	Full Year Fiscal 2023
Total ARR		$1,250 - $1,265
As reported		26% - 27%
Constant currency		28% - 29%
Adjusted ARR growth		29% - 30%
Total revenue	$261 - $263.5	$1,142 - $1,158
As reported	24% - 26%	23% - 25%
Constant currency	29% - 31%	27% - 28%
Subscription revenue	$244.5 - $246.5	$1,071 - $1,086
As reported	24% - 25%	23% - 25%
Constant currency	29% - 30%	27% - 28%
Non-GAAP operating income	$60 - $62	$257 - $266
Non-GAAP net income	$50 - $52	$216 - $225
Non-GAAP net income per diluted share	$0.17 - $0.18	$0.74 - $0.77
Diluted weighted average shares outstanding	291 - 292	292 - 294
Free cash flow		$330 - $345
Free cash flow margin		29% - 30%

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, May 18, 2022. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13728998. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on May 26, 2021, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13728998. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the prior fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Adjusted ARR is defined as ARR excluding the impact of foreign exchange rate fluctuations that occurred over the trailing twelve month period. This calculation also excludes the headwind associated with the Dynatrace® perpetual license ARR that rolled off in the trailing twelve month period.
Adjusted ARR Growth is defined as year-over-year growth in Adjusted ARR divided by ARR as reported.
Dynatrace® Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Given that perpetual license ARR continues to diminish, we will begin to exclude the headwind associated with the Dynatrace perpetual license ARR effective the first quarter of fiscal year 2023. We believe that eliminating the perpetual license headwind will result in a Net Expansion Rate metric that better reflects Dynatrace’s ability to expand existing customer relationships.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures.

About Dynatrace
Dynatrace exists to make the world’s software work perfectly. Our unified software intelligence platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world’s largest organizations trust Dynatrace® to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first quarter and full year of fiscal 2023, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions; our ability to maintain our subscription revenue growth rates in future periods, our ability to service our level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our most recently filed Form 10-Q filed on February 2, 2022 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
	(unaudited)
Revenue:
Subscription	$234,974	$182,842	$870,385	$655,180
License	2	109	54	1,446
Service	17,609	13,553	59,006	46,883
Total revenue	252,585	196,504	929,445	703,509
Cost of revenue:
Cost of subscription	31,245	22,073	111,646	77,488
Cost of service	12,796	9,432	45,717	34,903
Amortization of acquired technology	3,875	3,830	15,513	15,317
Total cost of revenue	47,916	35,335	172,876	127,708
Gross profit	204,669	161,169	756,569	575,801

Operating expenses:
Research and development	42,833	31,668	156,342	111,415
Sales and marketing	101,300	74,805	362,116	245,487
General and administrative	35,368	25,140	126,622	92,219
Amortization of other intangibles	7,539	8,687	30,157	34,744
Restructuring and other	—	17	25	40
Total operating expenses	187,040	140,317	675,262	483,905
Income from operations	17,629	20,852	81,307	91,896
Interest expense, net	(2,234)	(3,035)	(10,192)	(14,205)
Other income (expense), net	1,889	(2,582)	544	162
Income before income taxes	17,284	15,235	71,659	77,853
Income tax (expense) benefit	(16,355)	11,719	(19,208)	(2,139)
Net income	$929	$26,954	$52,451	$75,714
Net income per share:
Basic	$0.00	$0.10	$0.18	$0.27
Diluted	$0.00	$0.09	$0.18	$0.26
Weighted average shares outstanding:
Basic	285,349	281,726	284,161	280,469
Diluted	290,339	288,067	290,903	286,509
SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2022	2021	2022	2021
	(unaudited)
Cost of revenue	$3,321	$1,877	$12,863	$7,307
Research and development	5,985	3,018	21,316	11,684
Sales and marketing	9,470	6,146	35,957	24,153
General and administrative	8,810	3,652	29,400	14,640
Total share-based compensation expense	$27,586	$14,693	$99,536	$57,784

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$462,967	$324,962
Accounts receivable, net	350,666	242,079
Deferred commissions, current	62,601	48,986
Prepaid expenses and other current assets	72,188	64,255
Total current assets	948,422	680,282
Property and equipment, net	45,271	36,916
Operating lease right-of-use asset, net	58,849	42,959
Goodwill	1,281,876	1,271,195
Other intangible assets, net	105,736	149,484
Deferred tax assets, net	28,106	16,811
Deferred commissions, non-current	63,435	48,638
Other assets	9,615	9,933
Total assets	$2,541,310	$2,256,218

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$22,715	$9,621
Accrued expenses, current	141,556	119,527
Deferred revenue, current	688,554	509,272
Operating lease liabilities, current	12,774	9,491
Total current liabilities	865,599	647,911
Deferred revenue, non-current	25,783	47,504
Accrued expenses, non-current	19,409	16,072
Operating lease liabilities, non-current	52,070	38,203
Deferred tax liabilities	85	1,014
Long-term debt	273,918	391,913
Total liabilities	1,236,864	1,142,617
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 286,053,276 and 283,130,238 shares issued and outstanding at March 31, 2022 and 2021, respectively	286	283
Additional paid-in capital	1,792,197	1,653,328
Accumulated deficit	(461,348)	(513,799)
Accumulated other comprehensive loss	(26,689)	(26,211)
Total shareholders' equity	1,304,446	1,113,601
Total liabilities and shareholders' equity	$2,541,310	$2,256,218

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$52,451	$75,714
Adjustments to reconcile net income to cash provided by operations:
Depreciation	10,638	9,022
Amortization	46,238	51,942
Share-based compensation	99,536	57,784
Deferred income taxes	(12,401)	(7,036)
Other	1,486	1,845
Net change in operating assets and liabilities:
Accounts receivable	(108,848)	(81,992)
Deferred commissions	(29,533)	(16,323)
Prepaid expenses and other assets	(8,108)	5,669
Accounts payable and accrued expenses	35,946	26,592
Operating leases, net	1,353	731
Deferred revenue	162,159	96,488
Net cash provided by operating activities	250,917	220,436

Cash flows from investing activities:
Purchase of property and equipment	(17,695)	(14,076)
Capitalized software costs	—	197
Acquisition of businesses, net of cash acquired	(13,195)	—
Net cash used in investing activities	(30,890)	(13,879)

Cash flows from financing activities:
Repayment of term loans	(120,000)	(120,000)
Proceeds from employee stock purchase plan	13,913	9,195
Proceeds from exercise of stock options	25,489	13,052
Equity repurchases	(66)	(49)
Net cash used in financing activities	(80,664)	(97,802)

Effect of exchange rates on cash and cash equivalents	(1,358)	3,037

Net increase in cash and cash equivalents	138,005	111,792

Cash and cash equivalents, beginning of year	324,962	213,170
Cash and cash equivalents, end of year	$462,967	$324,962

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$47,916	$(3,321)	$(143)	$(3,875)	$—	$40,577
Gross profit	204,669	3,321	143	3,875	—	212,008
Gross margin	81%					84%
Research and development	42,833	(5,985)	(259)	—	—	36,589
Sales and marketing	101,300	(9,470)	(424)	—	—	91,406
General and administrative	35,368	(8,810)	(123)	—	(78)	26,357
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	—	—	—	—	—	—
Operating income	$17,629	$27,586	$949	$11,414	$78	$57,656
Operating margin	7%					23%

	Three Months Ended March 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$35,335	$(1,877)	$(224)	$(3,830)	$—	$29,404
Gross profit	161,169	1,877	224	3,830	—	167,100
Gross margin	82%					85%
Research and development	31,668	(3,018)	(378)	—	—	28,272
Sales and marketing	74,805	(6,146)	(637)	—	—	68,022
General and administrative	25,140	(3,652)	(202)	—	42	21,328
Amortization of other intangibles	8,687	—	—	(8,687)	—	—
Restructuring and other	17	—	—	—	(17)	—
Operating income (loss)	$20,852	$14,693	$1,441	$12,517	$(25)	$49,478
Operating margin	11%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Non-GAAP net income:
Net income	$929	$26,954
Income tax expense (benefit)	16,355	(11,719)
Non-GAAP effective cash tax	(7,543)	(3,546)
Interest expense, net	2,234	3,035
Cash paid for interest	(1,826)	(2,561)
Share-based compensation	27,586	14,693
Employer payroll taxes on employee stock transactions	949	1,441
Amortization of other intangibles	7,539	8,687
Amortization of acquired technology	3,875	3,830
Transaction, restructuring, and other	78	(25)
(Gain) loss on currency translation	(1,889)	2,582
Non-GAAP net income	$48,287	$43,371

Share count:
Weighted-average shares outstanding - basic	285,349	281,726
Weighted-average shares outstanding - diluted	290,339	288,067

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	285,349	281,726
Weighted-average shares outstanding - diluted	290,339	288,067

Net income per share:
Net income per share - basic	$0.00	$0.10
Net income per share - diluted	$0.00	$0.09
Non-GAAP net income per share - basic	$0.17	$0.15
Non-GAAP net income per share - diluted	$0.17	$0.15

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31,
	2022	2021
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$88,305	$85,871
Cash paid for interest expense	1,826	2,561
Purchase of property and equipment	(5,927)	(5,208)
Transaction, restructuring, and other	78	(25)
Discrete tax items	(1,519)	3,043
Total uFCF	82,763	86,242
Interest tax adjustment	(457)	(640)
uFCF	$82,306	$85,602

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$172,876	$(12,863)	$(1,059)	$(15,513)	$—	$143,441
Gross profit	756,569	12,863	1,059	15,513	—	786,004
Gross margin	81%					85%
Research and development	156,342	(21,316)	(1,879)	—	—	133,147
Sales and marketing	362,116	(35,957)	(2,305)	—	—	323,854
General and administrative	126,622	(29,400)	(701)	—	(1,284)	95,237
Amortization of other intangibles	30,157	—	—	(30,157)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$81,307	$99,536	$5,944	$45,670	$1,309	$233,766
Operating margin	9%					25%

	Year Ended March 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$127,708	$(7,307)	$(718)	$(15,317)	$—	$104,366
Gross profit	575,801	7,307	718	15,317	—	599,143
Gross margin	82%					85%
Research and development	111,415	(11,684)	(1,356)	—	—	98,375
Sales and marketing	245,487	(24,153)	(1,630)	—	—	219,704
General and administrative	92,219	(14,640)	(410)	—	(3,356)	73,813
Amortization of other intangibles	34,744	—	—	(34,744)	—	—
Restructuring and other	40	—	—	—	(40)	—
Operating income	$91,896	$57,784	$4,114	$50,061	$3,396	$207,251
Operating margin	13%					29%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Year Ended March 31,
	2022	2021
Non-GAAP net income:
Net income	$52,451	$75,714
Income tax expense	19,208	2,139
Non-GAAP effective cash tax	(27,889)	(14,720)
Interest expense, net	10,192	14,205
Cash paid for interest	(8,375)	(12,475)
Share-based compensation	99,536	57,784
Employer payroll taxes on employee stock transactions	5,944	4,114
Amortization of other intangibles	30,157	34,744
Amortization of acquired technology	15,513	15,317
Transaction, restructuring, and other	1,309	3,396
Gain on currency translation	(544)	(162)
Non-GAAP net income	$197,502	$180,056

Share count:
Weighted-average shares outstanding - basic	284,161	280,469
Weighted-average shares outstanding - diluted	290,903	286,509

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	284,161	280,469
Weighted-average shares outstanding - diluted	290,903	286,509

Net income (loss) per share:
Net income (loss) per share - basic	$0.18	$0.27
Net income (loss) per share - diluted	$0.18	$0.26
Non-GAAP net income per share - basic	$0.70	$0.64
Non-GAAP net income per share - diluted	$0.68	$0.63

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31,
	2022	2021
Unlevered Free Cash Flow ("uFCF"):
Net cash provided by operating activities	$250,917	$220,436
Cash paid for interest expense	8,375	12,475
Purchase of property and equipment	(17,695)	(14,076)
Transaction, restructuring, and other	1,309	3,396
Discrete tax items	(6,547)	17,943
Total uFCF	236,359	240,174
Interest tax adjustment	(2,094)	(3,119)
uFCF	$234,265	$237,055

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com